IDT Corporation (NYSE: IDT)

Unlocking Value through the Spin-Off
of
Straight Path Communications, Inc.

July 12, 2013

Safe Harbor Statement

This presentation contains forward-looking statements. Statements that are not historical facts are forward-looking statements and such forward-looking statements are statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include:

- statements about IDT's and Straight Path Communications, Inc.'s future performance;
- projections of IDT's and Straight Path Communications, Inc.'s results of operations or financial condition;
- statements regarding IDT's and Straight Path Communications, Inc.'s plans, objectives or goals, including those relating to its strategies, initiatives, competition, acquisitions, dispositions and/or its products; and

Words such as "believe," "anticipate," "plan," "expect," "intend," "target," "estimate," "project," "predict," "forecast," "guideline," "aim," "will," "should," "likely," "continue" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Readers are cautioned not to place undue reliance on these forward-looking statements and all such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.

Forward-looking statements are based on IDT's and Straight Path Communications, Inc.'s current expectations, estimates and assumptions and because forward-looking statements address future results, events and conditions, they, by their very nature, involve inherent risks and uncertainties, many of which are unforeseeable and beyond IDT's and Straight Path Communications, Inc.'s control. Such known and unknown risks, uncertainties and other factors may cause IDT's and Straight Path Communications, Inc.'s actual results, performance or other achievements to differ materially from the anticipated results, performance or achievements expressed, projected or implied by these forward-looking statements.

These factors include those discussed under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations in IDT's and Straight Path Communications, Inc.'s filings made with the Securities and Exchange Commission.

IDT and Straight Path Communications, Inc., caution that such factors are not exhaustive and that other risks and uncertainties may cause actual results to differ materially from those in forward-looking statements.

Forward-looking statements speak only as of the date they are made and are statements of current expectations concerning future results, events and conditions and neither Neither IDT nor Straight Path Communications, Inc. is under any obligation to update any of the forward-looking statements, whether as a result of new information, future events or otherwise.

IDT OVERVIEW

Market Basics

Ticker	NYSE: IDT
Stock Price*	$19.88
Shares Outstanding	22.9 million
Market Cap*	$455 million

*As of 7/10/2013

Highlights: Statements of Operation & Cash Flows

(TTM for 12 months ended April 30th)

(in millions of USD)

	3Q13-4Q12	3Q12-4Q11
Revenue	$1,594	$1,483
Adjusted EBITDA	$33.2	$23.3
Income from operations	$27.8	($5.7)
NI per diluted share	$2.38	$0.07
Cash from operations	$70.7	$45.1
CAPEX	$14.3	$11.6
Free Cash Flow	$56.4	$33.5

Highlights: Balance Sheet

(in millions of USD)

	4/30/2013	7/31/2012
Cash & cash equivalents	$152.1	$151.5
Current assets	$293.1	$288.7
Current liabilities	$326.5	$301.4
Long term debt	$6.7	$29.7

Dividend

* During FY 2012, IDT increased its quarterly dividend from $0.13 to $0.15

* In November 2012, IDT paid a special dividend of $0.60, pre-paying the FY 2013 dividend

* IDT expects to resume paying quarterly dividends in FY 2014

History of Monetizing Assets

IDT has consistently incubated and monetized high potential businesses:

- Net2Phone (formerly NTOP on NASDAQ): AT&T invested $1.1 billion for a 32% share in 2000;
- Corbina Telecom, IDT's Russian telecom business: Sold for $130 million net in 2006 ;
- IDT Entertainment: Sold to Liberty Media for $186 million in 2007. Became known as Starz Distribution (the motion picture, animation, television and home video operating unit of Starz);
- Toucan, a UK based consumer phone business: Sold for $38 million in 2007;
- Genie Energy (NYSE: GNE): Spun off to IDT stockholders in 2011. Current market cap over $220 million.

IDT Organization



IDT Corporation (NYSE: IDT)
IDT Telecom
Zedge
Fabrix Systems
SP Communications
SP Spectrum
SP IP Group

IDT Telecom – Verticals

Retail: Markets, distributes and sells prepaid phone and payment products
- Targets immigrant communities via global distribution network of 200,000 retailers from "bodegas" to major US retail chains including Costco, CVS and Walgreens


BOSS
REVOLUTION

Wholesale: Terminates international calling traffic for other telecoms
- Direct routes to over 110 countries through 800+ telecom partners

Payment Services: Develops and distributes payment products
- Includes sales of international mobile top-up, or IMTU products. IMTU customers purchase minutes in USA to top-up prepaid mobile phones overseas.
- Includes gift cards and reloadable debit cards


PennyTalk
Global Calling Card

Hosted Platform Solutions:
- Leverages IDT's network capabilities to provide cable companies, telecoms and other network operators with white label services


BOSS
U.S.A.

Boss Revolution Platform

IDT's Boss Revolution platform provides voice and payment services primarily to immigrant communities:

- **Current products**
  - International calling
  - Mobile top-up – recharge your own prepaid account
  - International mobile top-up – transfer minutes purchased in USA to mobile phones overseas
  - Domestic bill payment
- **Launching in 2013 / 2014**
  - International money remittance
  - International bill payment
  - General purpose reloadable (debit) cards
- **...leading to a Boss Revolution e-wallet**

No Longer a Calling Card Company

- For many years, IDT's core business was distribution and sale of prepaid, disposable calling cards
- In 2009, IDT introduced Boss Revolution
- Today, a majority of retail revenues are generated through the Boss Revolution payment platform

Total Retail Communications and Platform Services Revenues



250,000,000
200,000,000
150,000,000
100,000,000
50,000,000
-
1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13

IDT

Fabrix

Video Storage, Processing & Delivery Platform

Superior technical solution for video applications

- Cloud based DVR
- Deep video storage
- Video streaming
- Advanced advertising (ad insertion & targeted ads)

Current deployments / customer wins

- US Tier One cable operator's cloud-based DVR offering (replaces set-top DVRs)
- Major N. American operator's deep video storage expansion

Potential applications across various industry verticals

- Media and entertainment
- Life sciences
- Security and surveillance
- Oil and gas

Revenues derived from licensing & maintenance

Zedge

- One of the world's leading destination for free and relevant, high quality games, apps and personalization content (ringtones, wallpapers, etc.)
- Leading app with worldwide ranking in top 15* in Google Play
- Viral growth with more than 65MM installs to date and 1MM+ Facebook "Likes"
- Proprietary, machine learning based, behavioral discovery engine delivering targeted and relevant recommendations
- Powerful distribution platform for advertisers seeking high value customers
- World class team with experience from Google, Yahoo and Microsoft
- Cash flow breakeven


Games
ZEDGE
Wallpapers
Live Wallpapers
Ringtones
Notifications
Games

Google play as of July 5,2013

Straight Path Communications

SPCI is a low CAPEX, low OPEX business built around two intangible assets with significant upside potential:

- **Straight Path Spectrum (SPS)** – Holds and licenses a significant number of FCC licenses for commercial, fixed wireless spectrum with deep coverage in the 38GHz spectrum band. SPS is uniquely well positioned to provide spectrum for wireless backhaul provisioning the deployment of small cells by mobile operators in urban areas nationwide.

- **Straight Path IP Group (SPIPG)** – Holds and licenses a portfolio of patents related to communications over computer networks, such as the Internet, as well as patents related to real-time, peer-to-peer video chat and multi-party video conferencing.

Spin-Off Fundamentals

- IDT intends to spin off SPCI to IDT stock holders at ratio of one share of SPCI common stock for every two shares of IDT common stock.
- SPCI management will exclusively focus on realizing the value of its intangible assets.
- SPCI will be spun off with $15 million in cash
- SPCI intends to distribute not less than 50% of SPCI's consolidated positive net earnings to stockholders after achieving sustained profitability and certain minimum cash reserve levels.
- Intended to be tax free to IDT stockholders.
- SEC review completed
- Awaiting approval for listing on NYSE MKT
- Completion anticipated as early as August 2013.

Straight Path Spectrum

4G Bandwidth Constraints

- As 4G becomes ubiquitous, demand for bandwidth is expected to increase fourfold
- Industry needs alternatives to fiber for backhaul
- Challenges of cost, positioning and reliability abound
- Significance shifts from coverage to capacity



The Small Cell Opportunity

AT&T:

Announced plans to deploy at least 40,000 small cells by 2015 and has indicated that this number may increase. Wireless industry may require millions of small cells nationwide.



SMALL CELL FORUM
Average small cells per macro deployed
0
1
2
3
4
5
6
7
2011
2012
2013
2014
2015
2016
2017
2018
2019
Figure 3-1 Evolution of small cells per macro in a metropolitan heterogeneous network



Cumulative cost (000's)
$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
NLOS
PTP
PMP 3:1
PMP 6:1
PMP 12:1
PMP 18:1
PMP 24:1
FIBER 500
FIBER 750
FIBER 1000
FIBER 1250
FIBER 1500
Deployment type
Cumulative cost

Fiber:

Prohibitively expensive for small cell backhaul.

Most cost effective choice for small cell backhaul:

150 MHz, 38 GHz line of site (LOS), point to multi-point (PMP) solution. Near functional equivalent of fiber.

SPS is the Largest 38 GHz Holder in US

629 licenses covering the United States

- >600 MHz in top 25 EA's with minimum 200 MHz in virtually all markets.
- 100 MHz contiguous blocks.
- Substantial service requirement met through 2020.
- Also 15 LMDS licenses in the 28 GHz band



SPS Differentiators

- **National solution -** SPS is the largest holder of 38 GHz licenses with a portfolio uniquely suited to enable comprehensive national wireless backhaul solution for small cell deployment.
- **Concatenation of 50 MHz channels -** Larger serving channels (i.e. supports 150Mhz wide channels) for very hi-throughput and quality.
- **Point-to-multi-point deployment -** Allows for sectored or wide band antennas. Wide broadcast area minimizes need of precision antenna and base station placement.
- **3½ inch antennas facilitates street furniture deployment -** FCC waived rules for Category A antenna deployment to enable use of very small 38 GHz antennas integrated into small cell base stations.

SPS Valuation Milestones

- Spectrum licenses were initially acquired by Winstar Communications.
- IDT acquired licenses and other assets from Winstar Bankruptcy Estate in 2001 for $60 million.
- In March 2012, IDT sold four 38 GHz and four 28 GHz spectrum licenses covering certain metropolitan areas for $6.8 million.
- Prospective value closely tied to deployment of small cell technologies to relieve wireless network congestion.

SPS Business Objectives

- Align system integrators and equipment manufacturers to support nationwide 38 GHz based backhaul solution for small cell deployment.
- Leasing and licensing, rather than sales and assignments, are preferred options for long term growth.
- Low CAPEX and OPEX.
- Small cell test bed deployment with key integrator as early as summer 2013.
- Depth of 38 GHz portfolio enables multiple national clients.

Straight Path IP Group

SPIPG Patent Holdings

- SPIPG holds family of patents widely utilized in communications over the Internet as well as for real-time peer-to-peer video chat and multi-party video conferencing.
- Prior litigation and extensive re-examination has confirmed the validity of key patent claims.
- Patents expire September 25, 2015 with six year look-back for damages.
- List of patent holdings available on SPCI's Information Statement

Example – Patent '704, Claim 33



- **Claim 33. A method for locating processes having dynamically assigned network protocol addresses over a computer network, the method comprising the steps of:**
  - a. maintaining, in a computer memory, a network accessible compilation of entries, selected of the entries comprising a network protocol address and a corresponding identifier of a process connected to the computer network, the network protocol address of the corresponding process assigned to the process upon connection to the computer network; and
  - b. in response to identification of one of the entries by a requesting process providing one of the identifier and the network protocol address to the requesting process.

SPIPG Milestones

- In 1996, IDT founded Net2Phone, which helped pioneer VoIP communications.
- In 2000, Net2Phone purchased NetSpeak, which held key patents, for $48 million.
- In 2000, AT&T invested $1.4 billion for a 32% share of Net2Phone.
- In 2006, IDT repurchased the portion of Net2Phone's capital stock that it did not already own
- In 2006, IDT filed a complaint against Skype/E-Bay for patent infringement. Case settled in 2010. Terms were not disclosed.
- In 2012, SPIPG filed complaints in a U.S. District Court against three communications companies (Stalker Software, Inc. (d/b/a CommuniGate Systems, Inc.), ooVoo, LLC, and Vivox, Inc.) for infringing a number of its key patents. SPIPG subsequently reached confidential settlements with all three defendants.

SPIPG Business Approach

- SPIPG has retained counsel to pursue enforcement on a contingency basis.
- SPIPG intends to aggressively pursue enforcement.
- In addition to direct users of the IP, equipment manufacturers and others who derive benefit from our technology are potential licensees.
- By initially establishing a solid record of favorable verdicts / settlements, SPIPG expects to facilitate subsequent licensing agreements.

Unaudited Pro Forma Financials

UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

The unaudited pro forma combined financial data reported below consist of an unaudited pro forma combined balance sheet as of April 30, 2013 and unaudited pro forma combined statements of operations for the nine months ended April 30, 2013 and for the fiscal year ended July 31, 2012. The unaudited pro forma combined financial data reported below should be read in conjunction with SPCI's Management's Discussion and Analysis of Financial Condition and Results of Operations," SPCI's audited combined financial statements as of July 31, 2012 and 2011 and for the fiscal years then ended and the notes thereto, and SPCI's unaudited interim combined financial statements as of April 30, 2013 and for the nine months ended April 30, 2013 and 2012 and the notes thereto, all of which are included in the Information Statement filed with the SEC as an exhibit to SPCI's Form 10. SPCI's unaudited pro forma combined financial data were prepared on the same basis as our audited combined financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly our financial position and results of operations for these periods.

The pro forma combined balance sheet adjustments assume that our spin-off from IDT occurred as of April 30, 2013. The pro forma adjustments to the combined statements of operations for the nine months ended April 30, 2013 and for the year ended July 31, 2012 assume that the spin-off occurred as of August 1, 2011.

The following unaudited pro forma combined financial statements reflect IDT's transfer to SPCI of all of the assets and liabilities related to SPCI, the contribution by IDT prior to the spin-off of an amount of cash so that SPCI has $15 million in cash at the time of the spin-off, and the distribution by IDT to its stockholders of approximately 0.8 million shares of SPCI Class A common stock (based on 1.6 million shares of IDT Class A common stock that were expected to be outstanding on the record date) and approximately 10.6 million shares of SPCI Class B common stock (based on 21.3 million shares of IDT Class B common stock that were expected to be outstanding on the record date). In the distribution, each IDT stockholder will receive one share of SPCI Class A common stock for every two shares of IDT Class A common stock and one share of SPCI Class B common stock for every two shares of IDT Class B common stock held on the record date for the spin-off.

The unaudited pro forma financial statements assume that the charges for the services that IDT will provide to us will be similar to those currently being charged via inter-company billings. Accordingly, the pro forma financial statements assume that future service agreements will not result in a significantly different impact on our results of operations as compared to periods preceding the spin-off.

In addition, the service agreements between IDT and us will include additional services to be provided, on an interim basis, as a separate publicly-traded company. Such services will include assistance with internal audit, periodic reports required to be filed with the SEC, as well as maintaining minutes, books and records of meetings of the Board of Directors and its committees. Charges for these additional services were not included in the historical combined financial statements or in the pro forma adjustments since they were not applicable for periods that we were not a separate public company. The additional costs (including for services to be provided by IDT and others) related to being a publicly-traded company and being separated from IDT, are currently estimated to be between $750,000 and $1.0 million annually. Several of the costs included in this estimated range are preliminary, subject to negotiation, and may vary from the estimates when finalized.

The unaudited pro forma combined balance sheet and unaudited combined statements of operations included in the Information Statement have been derived from our audited and unaudited combined financial statements included in the Information Statement and do not purport to represent what SPCI'sfinancial position, results of operations or cash flows actually would have been had the spin-off occurred on the dates indicated, or to project financial performance for any future period

Pro Forma Balance Sheet

STRAIGHT PATH COMMUNICATIONS, INC.

PROFORMA CONDENSED COMBINED BALANCE SHEET
AS OF APRIL 30, 2013
(in thousands, except share data)
(unaudited)

	Historical	Pro Forma Adjustments		Pro Forma
Assets				
Current assets:				
Cash and cash equivalents	$ 3,252	$ 11,748	(A)	$ 15,000
Trade accounts receivable, net	74			74
Other current assets	106			106
Total current assets	3,432			15,180
Prepaid expenses—long-term portion	242			242
Total assets	$ 3,674			$ 15,422
Liabilities and Equity				
Current liabilities:				
Trade accounts payable	$ 1			$ 1
Accrued expenses	1,453			1,453
Deferred revenue	161			161
Income taxes payable	15			15
Total current liabilities	1,630			1,630
Deferred revenue—long-term portion	262			262
Total liabilities	1,892			1,892
Equity:				
Straight Path Communications, Inc. stockholder's equity:				
Preferred stock, $.01 par value; authorized shares—historical nil, pro forma 3,000,000; no shares issued	—			—
Common stock, $.01 par value; authorized shares—historical 1,500, pro forma nil; historical 100 shares issued; pro forma no shares issued	—		(B)	—
Class A common stock, $.01 par value; authorized shares—historical nil, pro forma 2,000,000; historical no shares issued; pro forma 787,163 shares issued and outstanding	—	8	(B)	8
Class B common stock, $.01 par value; authorized shares—historical nil, pro forma 40,000,000; historical no shares issued; pro forma 10,636,428 shares issued and outstanding	—	106	(B)	106
Additional paid-in capital	—	11,748	(A)	380,768
		(114)	(B)	
		369,134	(E)	
Accumulated deficit	—	(367,149)	(E)	(367,149
Group equity	1,985	(1,985)	(E)	—
Total Straight Path Communications, Inc. stockholder's equity	1,985			13,733
Noncontrolling interests	(203)			(203

Pro Forma Statement of Operations

STRAIGHT PATH COMMUNICATIONS, INC.

PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED APRIL 30, 2013
(in thousands, except per share data)
(unaudited)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues	$ 982			$ 982
Costs and expenses:				
Direct cost of revenues	598			598
Selling, general and administrative	3,303			3,303
Total costs and expenses	3,901			3,901
Gain on sale of rights in wireless spectrum	150			150
Loss from operations	(2,769)			(2,769)
Interest income	8			8
Loss before income taxes	(2,761)			(2,761)
Provision for income taxes	(7)		(C)	(7)
Net loss	(2,768)			(2,768)
Net loss attributable to noncontrolling interests	313			313
Net loss attributable to Straight Path Communications, Inc.	$ (2,455)			$ (2,455)
Loss per share attributable to Straight Path Communications, Inc.:				
Basic			(D)	$ (0.21)
Diluted			(D)	$ (0.21)
Weighted average number of shares used in calculation of loss per share				
Basic				11,424
Diluted				11,424

Pro Forma Statement of Operations

STRAIGHT PATH COMMUNICATIONS, INC.

PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JULY 31, 2012
(in thousands, except per share data)
(unaudited)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues	$ 553			$ 553
Costs and expenses:				
Direct cost of revenues	92			92
Selling, general and administrative	1,010			1,010
Total costs and expenses	1,102			1,102
Gain on sale of rights in wireless spectrum	5,330			5,330
Income from operations	4,781			4,781
Interest income	8			8
Interest expense	(9)			(9)
Other income	1			1
Income before income taxes	4,781			4,781
Provision for income taxes	(25)		(C)	(25)
Net income	4,756			4,756
Net loss attributable to noncontrolling interests	33			33
Net income attributable to Straight Path Communications, Inc.	$ 4,789			$ 4,789
Earnings per share attributable to Straight Path Communications, Inc.:				
Basic			(D)	$ 0.42
Diluted			(D)	$ 0.39
Weighted average number of shares used in calculation of earnings per share				
Basic				11,424
Diluted				12,425

Notes to Pro Forma Statements

STRAIGHT PATH COMMUNICATIONS, INC.

NOTES AND MANAGEMENT'S ASSUMPTIONS
TO THE PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Unaudited)

The following is a description of the pro forma adjustments to the combined financial statements:

(A) In connection with the planned spin-off, IDT will transfer cash to SPCI prior to the spin-off such that SPCI will have approximately $15 million in cash at the time of the spin-off. This cash transfer is reflected as if IDT made the cash contribution to SPCI on April 30, 2013.

(B) Reflected as if the 0.8 million shares of Class A common stock (based on 1.6 million shares of IDT Class A common stock that were expected to be outstanding on the record date) and 10.6 million shares of Class B common stock (based on 21.3 million shares of IDT Class B common stock that were expected to be outstanding on the record date) were issued on April 30, 2013. Such shares will be reflected in SPCI's amended and restated certificate of incorporation to be filed prior to the distribution. SPCI's current authorized capital stock consists of 1,500 shares of common stock of which 100 shares are outstanding.

(C) SPCI's historical combined financial statements include provisions for federal and state income taxes on a separate tax return basis for all periods presented. Accordingly, no pro forma adjustment for income taxes is necessary.

(D) Earnings (loss) per share is calculated as if 0.8 million shares of Class A common stock (based on 1.6 million shares of IDT Class A common stock that were expected to be outstanding on the record date) and 10.6 million shares of Class B Common Stock (based on 21.3 million shares of IDT Class B common stock that were expected to be outstanding on the record date) were issued and outstanding, The diluted earnings per share includes pro forma restricted stock subject to risk of forfeiture, unless the effect of such additional shares is anti-dilutive.

(E) Reflected as if IDT contributed the business operations to SPCI on April 30, 2013.

Reconciliation of Non-GAAP Financials

Reconciliation of Non-GAAP Financial Measures

In addition to including financial results that are determined in accordance with generally accepted accounting principles in the United States of America (GAAP), IDT's investor presentation also included Adjusted EBITDA and Free Cash Flow, which are non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

IDT's measure of Adjusted EBITDA consists of gross profit less selling, general and administrative expense and research and development expense. Another way of calculating Adjusted EBITDA is to start with income (loss) from operations and add (1) depreciation and amortization, (2) impairments, (3) restructuring and severance charges, and (4) loss on settlements and other, net, and deduct (1) gains on settlements and other, net, and (2) arbitration award income. These additions and deductions are non-cash and/or non-routine items in the relevant fiscal 2013, fiscal 2012 and fiscal 2011 periods.

Management believes that IDT's Adjusted EBITDA measure provides useful information to both management and investors by excluding certain expenses and non-routine gains or losses that may not be indicative of IDT's or the relevant segment's core operating results. Management uses Adjusted EBITDA, among other measures, as a relevant indicator of core operational strengths in its financial and operational decision making. In addition, management uses Adjusted EBITDA to evaluate operating performance in relation to IDT's competitors. Disclosure of this financial measure may be useful to investors in evaluating performance and allows for greater transparency to the underlying supplemental information used by management in its financial and operational decision-making. Adjusted EBITDA may also be an indicator of the strength and performance of IDT's and the segment's ongoing business operations, including the ability to fund capital expenditures, and meet working capital needs from current operations (as opposed to cash resources), and to incur and service debt. In addition, IDT has historically reported similar financial measures and believes such measures are commonly used by readers of financial information in assessing performance, therefore the inclusion of comparative numbers provides consistency in financial reporting at this time.

Management refers to Adjusted EBITDA, as well as the GAAP measures gross profit and income (loss) from operations, on a segment and/or consolidated level to facilitate internal and external comparisons to the segments' and IDT's historical operating results, in making operating decisions, for budget and planning purposes, and to form the basis upon which management is compensated.

While depreciation and amortization are considered operating costs under GAAP, these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. While IDT's business may be capital intensive, IDT has significantly reduced its capital expenditures to date and going forward intends to incur capital expenditures at the reduced levels. Accordingly, IDT's telecommunications network is less costly than in the past, therefore exclusion of depreciation and amortization charges from IDT's operating results is a useful indicator of its current performance.

The impairments and restructuring and severance charges are also excluded in the calculation of Adjusted EBITDA. Impairments are primarily dictated by events and circumstances outside the control of management that trigger an impairment analysis. Restructuring and severance charges are reflective of decisions made by management in each period regarding the aspects of IDT's and its segments' businesses to be focused on in light of changing market realities and other factors. In addition, restructuring and severance charges have substantially decreased and are expected to remain at reduced levels for the foreseeable future. While there may be similar charges in other periods, the nature and magnitude of these charges can fluctuate markedly and do not reflect the performance of IDT's core and continuing operations.

(continued on next page)

Reconciliation of Non-GAAP Financials

Reconciliation of Non-GAAP Financial Measures, continued from previous page

Finally, the gains (losses) on settlements and other, net, and the arbitration award income, which are components of income (loss) from operations, are excluded from the calculation of Adjusted EBITDA. Although IDT has insurance claims and sells or disposes of businesses and sells interests in businesses from time-to-time and has a number of matters under litigation, such claims, sales, disposals and/or settlements do not occur each quarter nor are they part of IDT's or the relevant segment's core operating results.

The other calculation of Adjusted EBITDA consists of gross profit less selling, general and administrative expense, and research and development expense. As the other excluded items are not reflected in this calculation, they are excluded automatically and there is no need to make additional adjustments. This calculation results in the same Adjusted EBITDA amount and its utility and significance is as explained above.

Adjusted EBITDA should be considered in addition to, not as a substitute for, or superior to, gross profit, income (loss) from operations, cash flow from operating activities, net income (loss) or other measures of liquidity and financial performance prepared in accordance with GAAP. In addition, IDT's measurement of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

IDT's measure of Free Cash Flow is derived from its statement of cash flows and is computed as net cash provided by operating activities less capital expenditures. Management believes Free Cash Flow provides investors with an important perspective on IDT's cash available to service debt and IDT's ability to make strategic acquisitions and investments, maintain its capital assets, repurchase its common stock and fund ongoing operations. As a result, Free Cash Flow is a significant measure of IDT's ability to generate long-term value. Management believes the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, management believes that Free Cash Flow is a primary measure used externally by investors, analysts and peers for purposes of valuation and comparing IDT's operating performance to the performance of other companies in the telecommunications and energy industries.

Since Free Cash Flow is not a measure of performance calculated in accordance with GAAP, Free Cash Flow should not be considered in isolation of, or a substitute for, or superior to, net income as an indicator of operating performance or net cash provided by operating activities as a measure of liquidity. IDT's measure of Free Cash Flow may not be comparable to similarly titled measures used by other companies. In addition, Free Cash Flow does not represent residual cash available for discretionary use, since various non-discretionary expenditures, such as distributions to noncontrolling interests, repayments of capital lease obligations and repayments of borrowings are not deducted from IDT's measure.

Following are reconciliations of Adjusted EBITDA and Free Cash Flow to the most directly comparable GAAP measure for both IDT's reportable segments and for IDT on a consolidated basis.

Reconciliation of Non-GAAP Financials

Highlights: Statements of Operations & Cash Flows page 3	3Q13-4Q12	3Q12-4Q11
(in millions of USD)		
Adjusted EBITDA	$33.2	$23.3
Subtract (Add):		
Depreciation and Amortization	14.8	17.4
(Gains) losses on settlements and other, net	(9.4)	11.6
Income (loss) from operations	$27.8	($5.7)
Free Cash Flow	$56.4	$33.5
Add: capital expenditures	14.3	11.6
Net cash provided by operating activities	$70.7	$45.1